UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2006

Transocean Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Greenway Plaza, Houston, Texas		77046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 232-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2006, Mark A. Hellerstein and Michael E. McMahon were appointed to the Board of Directors of Transocean Inc. (the "Company," "we," "us" or "our") to fill two new director positions. Mr. Hellerstein was appointed as a Class III Director, and Mr. McMahon was appointed as a Class II Director. The term of Class III Directors runs to the 2008 Annual General Meeting, and the term of Class II Directors runs to the 2009 Annual General Meeting.

Mr. Hellerstein was appointed to our Audit and Executive Compensation Committees. Mr. McMahon was appointed to our Audit and Finance / Benefits Committees.

Mr. Hellerstein, 54, is Chairman of the Board and Chief Executive Officer of St. Mary Land & Exploration Company, an independent oil and gas company engaged in the exploration, exploitation, development, acquisition and production of natural gas and crude oil. Mr. Hellerstein has served St. Mary Land & Exploration Company as Chief Executive Officer since 1995 and was appointed Chairman of the Board in September 2002.

Mr. McMahon, 59, is a partner of Pine Brook Road Partners LLC, a private equity firm, which he co-founded. From January 2003 to July 2006, Mr. McMahon served as Executive Director of the Rhode Island Economic Development Corporation, Chairman of the Quonset Development Corporation and Chairman of the Slater Technology Fund. From 2000 to 2003, he was a founder and partner of RockPort Capital Partners, a venture capital firm focused on the energy, power, environmental and engineered materials sectors. Previously, Mr. McMahon served as a managing director and head of the global energy investment banking departments at Lehman Brothers and Salomon Brothers.

Effective December 7, 2006, each of Mr. Hellerstein and Mr. McMahon was awarded 701 deferred units, which are one-for-one ordinary share equivalents. These deferred units vest in equal installments on December 7, 2007, December 7, 2008 and December 7, 2009, but are required to be held by the director until he leaves the Board. Also, each new director will receive our standard annual retainer for board members, which is currently $50,000, and our standard fee for each board meeting and board committee meeting attended, which amounts are currently $2,000 and $1,500, respectively.

Item 7.01 Regulation FD Disclosure.

On December 11, 2006, the Company updated the Corporate Governance Guidelines on the Company’s website at www.deepwater.com. The updated version includes a majority vote policy in the election of directors. This policy, which has been approved by the Board, provides that the Board may nominate only those candidates for director who have submitted an irrevocable letter of resignation which would be effective upon and only in the event that (i) such nominee fails to receive a sufficient number of votes from shareholders in an uncontested election and (ii) the Board accepts the resignation. If a nominee who has submitted such a letter of resignation does not receive more votes cast for than against the nominee's election, the Corporate Governance Committee must promptly review the letter of resignation and recommend to the Board whether to accept the tendered resignation or reject it. The Board must then act on the Corporate Governance Committee's recommendation within 90 days following the certification of the shareholder vote. The Board must promptly disclose its decision regarding whether or not to accept the nominee's resignation letter in a Form 8-K furnished to the Securities and Exchange Commission or other broadly disseminated means of communication.

The Board has received from each board member an executed irrevocable letter of resignation consistent with the amended guidelines set forth above. Each such letter of resignation is effective only in the event that (i) such director fails to receive a sufficient number of votes from shareholders in an uncontested election of such director and (ii) the Board accepts such resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transocean Inc.

December 11, 2006	By:	William E. Turcotte

Name: William E. Turcotte
Title: Vice President, Associate General Counsel and Assistant Secretary